UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 W. 15th Street, Suite 505 New York, New York		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In March 2014, the officers of Intercept Pharmaceuticals, Inc. (the “Company”) named in the table below entered into pre-arranged stock trading plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each plan contemplates the sale of a limited number of shares of the Company’s common stock for personal financial management reasons.

The following table provides the scheduled termination date and the maximum number of shares of common stock subject to the plan.

Name	Number of Shares	Scheduled Termination Date
Luciano Adorini	23,105	January 7, 2015
Barbara Duncan	6,448	September 30, 2014
Daniel Regan	45,000	April 8, 2015

Sales under the plans may be executed earlier than the scheduled termination dates. Transactions made under these plans will be publicly disclosed through filings with the U.S. Securities and Exchange Commission under Section 16 of the Exchange Act. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of directors and officers of the Company, nor to report modifications or terminations of the aforementioned plans or the plan of any other individual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Date: March 25, 2014	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer